As filed with the Securities and Exchange Commission on July 25, 2001
                                                      Registration No. 333-60466
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933*

                                   ---------

                           PATTERSON-UTI ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      75-2504748
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

   4510 Lamesa Highway, Snyder, Texas                     79549
(Address of Principal Executive Offices)                (Zip Code)

                                   ---------

                              AMENDED AND RESTATED
           PATTERSON-UTI ENERGY, INC. 1996 EMPLOYEE STOCK OPTION PLAN
                                       and
          AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                          OF PATTERSON-UTI ENERGY, INC.
                           (Full title of the plan(s))

                                   ---------
                                Cloyce A. Talbott
                             Chief Executive Officer
                           Patterson-UTI Energy, Inc.
                    4510 Lamesa Highway, Snyder, Texas 79549
                                 (915) 573-1104
            (Name, address and telephone number of agent for service)

                                   Copies to:

Jonathan D. Nelson                                  Thomas H. Maxfield, Esq.
Chief Financial Officer and                         Baker & Hostetler LLP
Vice President - Finance                            303 East Seventeenth Avenue
4510 Lamesa Highway                                 Suite 1100
Snyder, Texas  79549                                Denver, Colorado  80203

                                   ---------

                                            CALCULATION OF REGISTRATION FEE
================================================================================================================================
   Title of securities to     Amount to be           Proposed maximum          Proposed maximum aggregate         Amount of
         registered           registered(1)      offering price per share(2)        offering price(2)        registration fee(2)
-------------------------     ------------       ---------------------------   --------------------------    -------------------
Common Stock, par value
$.01 per share                  1,630,300                $15.35                     $6,216,750                 $1,555
================================================================================================================================

* Filed as a post-effective amendment to the Form S-8 Registration Statement filed by Patterson-UTI Energy, Inc. ("Registrant") on May 8, 2001 in connection with (i) the Amended and Restated Patterson-UTI Energy, Inc. 1996 Employee Stock Option Plan (formerly known as the "Amended and Restated UTI Energy Corp. 1996 Employee Stock Option Plan") (referred to herein as the "Employee Plan"); and
(ii) the Amended and Restated Non-Employee Director Stock Option Plan of Patterson-UTI Energy, Inc. (formerly known as the "Amended and Restated Non-Employee Director Stock Option Plan of UTI Energy Corp.") (referred to herein as the "Non-Employee Plan") (collectively, the Employee Plan and the Non-Employee Plan are referred to herein as the "Plans").

(1) In addition to the 1,225,300 shares of common stock of Registrant, par value $.01 per share ("Common Stock"), previously registered by Registrant on May 8, 2001, this amount also consists of 405,000 shares of Common Stock which may be sold upon the exercise of options granted by Registrant under the Non-Employee Plan on or after May 8, 2001. The maximum number of shares which may be sold upon the exercise of options granted under the Plans on or after May 8, 2001 are subject to the Stockholder Rights Plan dated January 2, 1997 between Patterson Energy, Inc. and Continental Stock Transfer and Trust Company, as rights agent ("Rights Agreement"). Accordingly, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any Plan Provision and/or the Rights Agreement.

(2) Calculated pursuant to Rule 457(c), based upon the average of the high and low sales price per share of Registrant's Common Stock on the NASDAQ National Market Issues Reports as of a date (July 20, 2001) within five (5) business days prior to filing this Registration Statement. All filing fees payable with respect to the registration of the 1,225,300 shares of Registrant's Common Stock on May 8, 2001 were paid in connection with the filing of the Form S-8 Registration Statement amended hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information required by Part I will be sent or given to employees as specified by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The documents listed in (a) through (k) below are incorporated by reference in this Registration Statement.

(a) The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2000, filed with the Commission on March 2, 2001;

(b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 7, 2001;

(c) Registrant's Current Report on Form 8-K dated February 5, 2001 and filed with the Commission on February 6, 2001;

(d) Registrant's Current Report on Form 8-K dated February 4, 2001 and filed with the Commission on February 16, 2001;

(e) Registrant's Current Report on Form 8-K dated March 27, 2001 and filed with the Commission on March 27, 2001;

(f) Registrant's Current Report on Form 8-K dated April 19, 2001 and filed with the Commission on April 23, 2001;

(g) Registrant's Current Report on Form 8-K dated May 8, 2001 and filed with the Commission on May 8, 2001;

(h) Registrant's Current Report on Form 8-K dated May 8, 2001 and filed with the Commission on July 23, 2001;

(i) All other reports filed by the Registrant or Patterson Energy, Inc. with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000;

(j) Description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, which became effective with the Commission on November 2, 1993; and

(k) Description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form B-A, which became effective on January 14, 1997.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Registrant's Common Stock offered hereby are being passed upon for the Registrant by Baker & Hostetler, LLP, counsel to the Registrant. Members of that firm currently own 7,000 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law ("DGCL") allows a corporation to indemnify directors, officers, employees and agents for costs and expenses incurred by or in connection with an action, suit or proceeding brought by reason of their position as a director, officer employee or agent. The person indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides that a corporation may advance payment of expenses under certain circumstances. The DGCL further provides that the indemnification and advancement of expenses provisions of the DGCL will not be deemed exclusive of any other rights of indemnification or advancement of expenses to which directors, officers, employees and agents may be entitled under bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         In addition to the general indemnification section, Delaware law provides further protection for directors under Section 102(b)(7) of the DGCL. This section allows a Delaware corporation to include in its certificate of incorporation a provision that eliminates or limits the personal liability of a director for monetary damages for breaches of the director's fiduciary duty of care, provided that any such provision does not (in the words of the statute) do any of the following:

         "eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
         (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of this Title [dealing with willful or negligent violation of the statutory provision concerning dividends and stock purchases and redemptions], or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective...."

         The DGCL further empowers the board of directors of the Registrant to make other indemnification as authorized under the provisions of the restated certificate of incorporation or bylaws, corporate resolution or agreement so long as the indemnification is consistent with the DGCL.

         The Registrant's restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Registrant's bylaws provide that to the extent that a director, officer, employee or agent of the Registrant is successful on the merits of defense of a suit or proceeding brought against him by reason of his position within the Registrant, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action. In other circumstances, a director, officer employee or agent of the Registrant may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; however, in an action or suit by or in the right of the Registrant to procure a judgment in its favor, such person will not be indemnified if he has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. A determination that indemnification is proper will be made by a majority of the Registrant's disinterested directors, by independent legal counsel or by the stockholders of the Registrant. The Registrant's bylaws also provide that the Registrant may advance the payment of expenses and that the indemnification and advancement of expense provisions of the bylaws are nonexclusive. The Registrant maintains director and officer liability insurance covering director and officer indemnification.

         In addition, in the Agreement and Plan of Merger between Patterson Energy, Inc. and UTI Energy Corp. dated as of February 4, 2001, pursuant to which UTI Energy Corp. ("UTI") merged with and into Patterson Energy, Inc. ("Patterson") with the Registrant as the surviving corporation ("Merger"), the Registrant agreed to indemnify the former officers and directors of UTI from liabilities arising out of actions or omissions in their capacity as such prior to the effective time of the Merger, and advance reasonable litigation expenses incurred in connection with such actions or omissions, to the full extent permitted under UTI's certificate of incorporation and bylaws. Further, for a period of six years after the effective time of the Merger, the Registrant will provide UTI's officers and directors with an insurance and indemnification policy that provides coverage through the effective time of the Merger; provided that the maximum aggregate amount of premiums that the Registrant will be required to pay to provide and maintain this coverage does not exceed $300,000 per year.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.

ITEM 8.  EXHIBITS.

       The Exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any decrease or increase in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Snyder, State of Texas, on the 24th day of July, 2001.


                                                     PATTERSON-UTI ENERGY, INC.



                                                     By: /s/ CLOYCE A. TALBOTT
                                                        -----------------------
                                                        Cloyce A. Talbott
                                                        Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cloyce A. Talbott and A. Glenn Patterson, or either of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of July, 2001.

          SIGNATURE                                             TITLE
          ---------                                             -----
    /s/ Cloyce A. Talbott            Chief Executive Officer, Director (principal executive officer)
--------------------------------
       Cloyce A. Talbott


                                     Vice President-Finance, Chief Financial Officer, Secretary,
   /s/ Jonathan D. Nelson            Treasurer, (principal financial officer and principal accounting
--------------------------------     officer)
       Jonathan D. Nelson


              *                      Chairman of the Board, Director
--------------------------------
        Mark S. Siegel

     /s/ A. Glenn Patterson          President, Chief Operating Officer, Director
--------------------------------
       A. Glenn Patterson

             *                       Director
--------------------------------
    Spencer D. Armour, III

             *                       Director
--------------------------------
     Kenneth N. Berns

             *                       Director
--------------------------------
     Stephen J. DeGroat

             *                       Director
--------------------------------
       Vaughn E. Drum

             *                       Director
--------------------------------
       Robert C. Gist

             *                       Director
--------------------------------
       Curtis W. Huff

             *                       Director
--------------------------------
       Kenneth R. Peak

             *                       Director
--------------------------------
        Nadine C. Smith

*By:  /s/ Cloyce A. Talbott
    -----------------------------
          Cloyce A. Talbott
          Attorney-in-Fact

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER             EXHIBIT DESCRIPTION
     ------             -------------------
      4.1       Restated Certificate of Incorporation(1)

      4.2       Bylaws(2)

      4.3       Stockholder Rights Plan dated January 2, 1997 between Patterson Energy, Inc.
                and Continental Stock Transfer & Trust Company, as rights agent(3)

      4.4       Amended and Restated Patterson-UTI Energy, Inc. 1996 Employee Stock Option
                Plan

      4.5       Amended and Restated Non-Employee Director Stock Option Plan of Patterson-UTI
                Energy, Inc.

      5.1       Opinion of Baker & Hostetler LLP

     15.1       Awareness Letter of PricewaterhouseCoopers LLP

     23.1       Consent of Independent Accountants, PricewaterhouseCoopers LLP

     23.2       Consent of M. Brian Wallace, Independent Petroleum Engineer

     23.3       Consent of Baker & Hostetler LLP(4)

     24.1       Power of Attorney(5)

(1) Incorporated herein by reference to Item 7, "Financial Statements and Exhibits" to Current Report on Form 8-K filed with the Commission on May 8, 2001.

(2) Incorporated herein by reference to Item 27, "Exhibits" to Amendment No. 2 to Registration Statement on Form SB-2 (File No. 33-68058-FW); filed October 28, 1993.

(3) Incorporated herein by reference to Item 2, "Exhibits" to Registration Statement on Form 8-A; filed January 14, 1997.

(4)      Included in Opinion of Baker & Hostetler, LLP filed as Exhibit 5.1.

(5) Included in the signature page to this Post-Effective Amendment No. 1 to the Registration Statement.